Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	YEAR END	YEAR END
	12/31/2007	12/31/2006
INTEREST INCOME
INTEREST AND FEES ON LOANS	$28,490,397	$22,383,553
INTEREST ON INVESTMENT SECURITIES	2,911,604	3,067,875
INTEREST ON FED FUNDS SOLD	1,960,660	348,021
	$33,362,661	$25,799,449
INTEREST EXPENSE
INTEREST ON DEPOSITS	11,927,655	7,377,525
INTEREST ON OTHER BORROWED MONEY	2,082,154	2,495,648
	$14,009,809	$9,873,173
NET INTEREST INCOME	$19,352,852	$15,926,276
PROVISION FOR LOAN LOSSES	600,000	360,000
NET INTEREST INCOME AFTER PROVISION	$18,752,852	$15,566,276

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$4,294,118	$2,962,851
OTHER OPERATING INCOME	531,447	438,324
INVESTMENT SECURITIES GAINS (LOSSES)	1,885,620	3,923,018
	$6,711,185	$7,324,193
OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$8,187,542	$6,949,296
OCCUPANCY EXPENSE	1,058,263	853,103
FURNITURE AND FIXTURE EXPENSE	2,570,962	2,220,338
OTHER OPERATING EXPENSES	4,279,425	4,017,832
	$16,096,192	$14,040,569
INCOME BEFORE TAXES	$9,367,845	$8,849,900
APPLICABLE INCOME TAXES	2,331,251	2,717,745

NET INCOME	$7,036,594	$6,132,155

NET INCOME PER SHARE:	$3.00	$2.92

NUMBER OF SHARES OUTSTANDING	2,322,426	2,357,203

AVERAGE SHARES OUTSTANDING	2,345,286	2,103,487